UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025

The Sherwin-Williams Company

(Exact name of registrant as specified in its charter)

Ohio	1-04851	34-0526850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115-1075
(Address of principal executive offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.33-1/3 per share	SHW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Agreement Amendment

On August 8, 2025, The Sherwin-Williams Company (“Sherwin-Williams” or the “Company”), Sherwin-Williams Canada Inc. (“SW Canada”) and Sherwin-Williams Luxembourg S.à r.l. (“SW Luxembourg,” and together with Sherwin-Williams and SW Canada, the “Revolver Borrowers”) entered into Amendment No. 1 to Credit Agreement (the “Revolver Amendment”) with the lenders party thereto, the issuing lenders party thereto and Citibank, N.A., as administrative agent (the “Revolver Administrative Agent”). The Revolver Amendment amends that certain Credit Agreement, dated as of July 31, 2024 (the “Existing Revolving Credit Agreement,” and the Existing Revolving Credit Agreement as amended by the Revolver Amendment, the “Revolving Credit Agreement”), among the Revolver Borrowers, the lenders party thereto, the issuing lenders party thereto and the Revolver Administrative Agent. The Revolver Amendment, among other things, (i) extends the maturity date of the Existing Revolving Credit Agreement from July 31, 2029 to August 8, 2030, (ii) removes the credit spread adjustment with respect to Term SOFR (as defined in the Revolving Credit Agreement) and (iii) modifies the pricing grid.

Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services for Sherwin-Williams and its subsidiaries, for which the lenders and affiliates have received and may in the future receive customary fees and expenses.

The foregoing description of the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Delayed Draw Term Loan Credit Agreement

On August 8, 2025, Sherwin-Williams and SW Luxembourg (together, the “DDTL Borrowers”) entered into a new 364-day senior unsecured delayed draw Term Loan Credit Agreement (the “DDTL Credit Agreement”) with the lenders party thereto and Citibank, N.A., as administrative agent (the “DDTL Administrative Agent”).

The DDTL Credit Agreement provides for (i) a $750 million US dollar-denominated senior unsecured delayed draw term loan tranche (the “USD DDTL Tranche”) with the Company, as borrower, and (ii) a €250 million Euro-denominated senior unsecured delayed draw term loan tranche (the “EUR DDTL Tranche,” and together with the USD DDTL Tranche, the “DDTL Facility”) with SW Luxembourg, as borrower. The Company guarantees the obligations of SW Luxembourg under the EUR DDTL Tranche. The DDTL Facility is available to the DDTL Borrowers in a single draw, commencing on August 8, 2025 until and including October 31, 2025, and will mature 364 days from the funding date. Extensions of credit under the DDTL Credit Agreement may be used for general corporate purposes, including to finance working capital requirements.

The DDTL Credit Agreement contains representations, warranties, covenants and events of default substantially the same as those contained in the Revolving Credit Agreement. The DDTL Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, noncompliance with covenants and bankruptcy related events. If certain of these or other events of default occur, the DDTL Administrative Agent may decide to, or lenders with a majority of the outstanding delayed draw term loans or delayed draw term loan commitments may require the DDTL Administrative Agent to, among other things, terminate the commitments and accelerate amounts due under the DDTL Credit Agreement. The DDTL Credit Agreement also contains a financial covenant that provides that Sherwin-Williams’ consolidated leverage ratio (the ratio of total funded indebtedness to EBITDA (as defined in the DDTL Credit Agreement)) may not exceed 3.75 to 1.00 as of the last day of any fiscal quarter; provided, however, upon the consummation of a Qualifying Acquisition (as defined in the DDTL Credit Agreement), Sherwin-Williams may elect to temporarily increase the consolidated leverage ratio to 4.25 to 1.00 for a period of four consecutive fiscal quarters immediately following the consummation of such Qualifying Acquisition, subject to certain customary conditions.

Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services for Sherwin-Williams and its subsidiaries, for which the lenders and affiliates have received and may in the future receive customary fees and expenses.

The foregoing description of the DDTL Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DDTL Credit Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above relating to the Revolver Amendment and the DDTL Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

4.1	Amendment No. 1 to Credit Agreement, dated as of August 8, 2025, by and among The Sherwin-Williams Company, Sherwin-Williams Canada Inc. and Sherwin-Williams Luxembourg S.à r.l., as borrowers, the lenders party thereto, the issuing lenders party thereto and Citibank, N.A., as administrative agent

4.2*	Term Loan Credit Agreement, dated as of August 8, 2025, by and among The Sherwin-Williams Company and Sherwin-Williams Luxembourg S.à r.l., as borrowers, the lenders party thereto and Citibank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

Date: August 12, 2025	By:	/s/ Stephen J. Perisutti
	Name:	Stephen J. Perisutti
	Title:	Senior Vice President - Deputy General Counsel and Assistant Secretary